EXHIBIT 99.1

Wednesday, May 2, 2007, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

Uni-Pixel Granted Additional Patents

Strengthening its Portfolio of Intellectual Property

The Woodlands, TX (05/02/07)  —  Uni-Pixel, Inc. (OTCBB:  UNXL), the developer of flat panel color display technology called Time Multiplexed Optical Shutter (“TMOS”), has today announced the attainment of a significant milestone in the development of its Intellectual Property (IP) Portfolio.  To date, Uni-Pixel, Inc. has proposed a total of sixty two (62) patent applications of which forty seven (47) are pending or published.  Additionally thirteen (13) patents have been issued and two (2) allowed for a total of fifteen (15) patents.  UniPixel’s patent coverage includes international patents in Europe and Asia in addition to coverage in the United States.

UniPixel’s base TMOS patent (U.S. 5,319,491) is broad in its embodiments and claims and provides a comprehensive foundation relative to its TMOS technology architecture.  Continuing research and development work at the Company has generated multiple inventions around the core patent which further protect its implementation and unique attributes and capabilities.  These include enhancements to Field Sequential Color methodologies (U.S. 7,057,790) and the most recent patent (U.S. 7,218,437) of which UniPixel today was informed would be issued on May 15, 2007.  Additionally covered are applications of TMOS when uniquely applied to operational situations, and drive control mechanisms and enhancements to the system (U.S. 7,042,618).  TMOS is unique in the approach it uses for handling light transmission, thus many of UniPixel’s inventions address these aspects.

President, Mr. Reed Killion stated “TMOS is a simple and elegant display architecture that represents a green field for new invention and the creation of new IP.  While the implementation of the architecture can be executed using existing materials and known techniques, the unique means in which they are applied and the boundaries between sub-systems in the architecture are all new. As we continue on our path to commercialization, we expect to continue to generate tremendous Intellectual Capital which will support and protect the licensing portion of our business model as well as our Opcuity ™Active Layer film business.”

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new flat panel color display technology it calls Time Multiplexed Optical Shutter (“TMOS”). The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

Antonio Treminio, 281-825-4508

Email: atreminio@unipixel.com